                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]          Preliminary Proxy Statement
[ ]          Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
[ ]          Definitive Proxy Statement
[ ]          Definitive Additional Materials
[X]          Soliciting Material Pursuant to Section 240.14a-12

                         APPLEBEE'S INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)    Title of each class of securities to which transaction
         applies:

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         (2)    Aggregate number of securities to which transaction applies:

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         (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
                determined):

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         (4)    Proposed maximum aggregate value of transaction:

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[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
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Dear Associates,

It's been a rough week. Dealing with the news about the company being sold, wondering about the future for ourselves and our co-workers ... it's been a lot to absorb.

On Wednesday, several members of the IHOP management team, including CEO Julia
Stewart, visited us to begin transition planning. A top priority of this meeting was to work on answers to the questions you have asked most frequently. There are a lot of decisions yet to be made, but we remain committed to communicating with you as often as possible. Here's what we know:

1) Who's on the transition team?
From Applebee's, the transition team is headed by Stan Sword and consists of me,
Steve Lumpkin, Becky Tilden, Bev Elving, Larry Miller, Phil Crimmins, Carin
Stutz and Sam Rothschild. From IHOP, the team consists of CEO Julia Stewart, CFO
Tom Conforti, VP of Legal Mark Weisberger, VP of Development Rick Celio and
Executive Director of HR Ron Lev.

2) Will we move to the new Support Center?
I'm pleased that we were able to come to a quick decision about Applebee's new
Support Center. Our SC will be moving to the new building in Lenexa as previously planned (with the move starting in December). For the foreseeable future, we expect both brands will operate support centers - IHOP in Glendale and Applebee's in Lenexa.

3) Will my job go away and, if so, when?
It's too soon to know which jobs may be eliminated, but there will be no
Applebee's layoffs related to this proposed transaction prior to the deal closing. The transition team will be working on the workforce plan for the combined entity beginning next week.

4) If my job is eliminated, will I be eligible for severance?
I feel good about the work we've accomplished this week regarding severance. Our two companies have a similar transition-assistance philosophy, and we are aligned on severance issues. Both companies provide a severance benefit based on level and length of service - generally providing one week of base salary for every six months of service (with a four week minimum) and a portion of COBRA benefit costs. The team is working on the final details and will have the specifics to share with you in the very near future.

5) Will there be retention/stay bonuses and, if so, who will be eligible?
We recognize the importance of continuity throughout the closing process and beyond. I've confirmed with our transition team that there will be retention/stay bonuses for some associates in the field and Support Center below the officer level. At this point, we are working together to finalize those retention plans, and our goal is to communicate those in the very near future.

6) Which company markets will be sold first?

It's too early to say with certainty which company markets may be franchised first. Determining a strategy for franchising company markets is another priority for the transition team.

Additional Information and Where to Find It

In connection with the proposed transaction, IHOP Corp. and Applebee's
International will be filing documents with the Securities and Exchange
Commission (the "SEC"), and Applebee's intends to file a related preliminary and definitive proxy statement. Investors and security holders are urged to read the related preliminary and definitive proxy when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at
www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IHOP Corp. by contacting IHOP Investor
Relations at 818-240-6055. Investors and security holders may obtain free copies of the documents filed with the SEC by Applebee's by contacting Applebee's
Investor Relations at 913-967-4000. In addition, you may also find information about the merger transaction at www.ihopapplebeesacquisition.com.

Applebee's and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Applebee's in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Applebee's described above. Additional information regarding the directors and executive officers of Applebee's is also included in Applebee's proxy statement for its 2007 Annual Meeting of
Stockholders, which was filed with the SEC on April 9, 2007, and the supplemental proxy statement filed on May 1, 2007. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at IHOP and Applebee's as described above.